UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 8, 2018

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective May 8, 2018, AmTrust Financial Services, Inc. (the “Company”) (as Guarantor), and five of its wholly-owned subsidiaries, AmTrust International Insurance, Ltd. (as Account Party), AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited and ANV Corporate Name Limited (as Corporate Members) entered into a Second Amendment Agreement (the “FAL Amendment”) to its £455 million credit facility agreement with ING Bank, N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch (as amended from time to time, the “Lloyd’s Agreement”).

The Amendment revises the financial covenant related to realistic disaster scenario loss estimate calculations to exclude our life syndicate, Syndicate 44, on a prospective basis, effective as of the date of the Amendment. Additionally, the Amendment revises the financial covenant related to forecast underwriting losses exceeding 25% of allocated capacity in respect of any one open year of account to now be calculated on the basis of aggregate forecast underwriting losses across the non-life syndicates (Syndicates 1861, 1206, 2526 and 5820) and a per syndicate basis for Syndicate 44. Under the financial covenant as included in the original Lloyd’s Agreement, forecast losses were calculated per syndicate rather than in the aggregate. This revised approach aligns the operation of the covenant with the consolidation of all non-life underwriting within Syndicate 1861 from January 1, 2018. The change to the forecast underwriting losses financial covenant is retroactively effective to the date of the Lloyd’s Agreement (November 8, 2017).

Certain of the lenders for this facility and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The description of the FAL Amendment is qualified in its entirety by reference to the full text of the FAL Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Exhibits.

Exhibit No.	Description

10.1
Second Amendment Agreement, dated May 8, 2018, related to the £455,000,000 Facility Agreement, dated November 8, 2017, among the Company, AmTrust Corporate Capital Limited, AmTrust Corporate Member Limited, AmTrust Corporate Member Two Limited, ANV Corporate Name Limited, AmTrust International Insurance, Ltd., ING Bank N.V., London Branch, The Bank of Nova Scotia, London Branch and Bank of Montreal, London Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	May 9, 2018

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary